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CHAMPION HOMES ANNOUNCES FIRST QUARTER FISCAL 2027 RESULTS

Troy, Michigan, August 4, 2026 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes” or the “Company”) today announced financial results for its first quarter ended June 27, 2026 (“fiscal 2027”).

First Quarter Fiscal 2027 Highlights

•
Net sales increased 1.3% to $710.2 million compared to first quarter fiscal 2026
•
Backlog of $421.8 million
•
Gross profit margin of 25.2%
•
Earnings per diluted share (“EPS”) of $0.89; adjusted EPS of $0.88
•
EBITDA of $74.0 million; adjusted EBITDA of $73.6 million and adjusted EBITDA margin of 10.4%

“We began fiscal 2027 with encouraging demand trends and results in line with expectations,” said Tim Larson, President and Chief Executive Officer of Champion Homes. “Our team continued to outperform the broader industry in a challenging environment. Champion’s differentiated platform, dedicated team, and recently closed Homes Direct acquisition strengthen our ability to deliver affordable housing solutions, enhance our retail footprint, and drive long-term growth.”

First Quarter Fiscal 2027 Results

Net sales for the first quarter fiscal 2027 increased 1.3% to $710.2 million compared to the prior-year period. The number of U.S. homes sold in the first quarter fiscal 2027 increased 1.8% to 7,089, driven primarily by an increase in sales from captive retail stores. The ASP per U.S. home sold increased 0.6% to $95,600 due to increased prices on new homes sold through our company-owned retail sales centers. The number of Canadian factory-built homes sold in the quarter was 185.

Gross profit was $179.3 million in the first quarter fiscal 2027. Adjusted gross profit was $179.0 million for an adjusted gross profit margin of 25.2%. Higher material costs were partially offset by modest sales growth and pricing benefits in company-owned retail.

Selling, general, and administrative expenses (“SG&A”) in the first quarter fiscal 2027 increased to $119.0 million from $111.3 million in the same period last year, due to the inclusion of Iseman Homes and the company’s expanded retail footprint. On an adjusted basis, SG&A increased 8.6% to $116.8 million. Adjusted SG&A as a percentage of net sales was 16.4%.

Net income was $49.2 million for the first quarter fiscal 2027. Adjusted net income was $48.3 million.

The decrease in net income compared to the prior year was primarily driven by inflationary increases in cost of sales and higher effective tax rate due to the elimination of Energy Star tax credits.

EBITDA was $74.0 million for the first quarter fiscal 2027 and adjusted EBITDA was $73.6 million. Adjusted EBITDA margin for the quarter was 10.4%.

As of June 27, 2026, Champion Homes had $784.7 million in cash and cash equivalents. The Company repurchased and retired $50.0 million of its common stock during the first quarter under the previously announced repurchase program. In July 2026, the Board of Directors refreshed the share repurchase authorization to provide for $150.0 million of potential future repurchases.

Conference Call and Webcast Information

Champion Homes will host a conference call tomorrow, Wednesday, August 5, 2026, at 8:00 A.M. Eastern Time to discuss the Company's financial results and an update on current operations.

Investors and interested other parties can listen to a webcast of the live conference call here, and also by visiting the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (800) 225-9448 (domestic) or (203) 518-9708 (international) and using the Conference ID: CHAMPION when joining. A telephonic replay will be available approximately three hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 11162023. The telephonic replay will be available until 11:59 P.M. Eastern Time on August 19, 2026.

About Champion Homes, Inc.

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,200 people. With more than 70 years of homebuilding experience and 46 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 95 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Manufactured and Modular Homes

www.championhomes.com

www.skylinehomes.com

www.genesishomes.com

Park Model RVs

www.championparkmodelscabins.com

Star Fleet Trucking

www.starfleettrucking.com

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted SG&A, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted Gross Profit as gross profit or loss plus expenses or minus income for charges related to the remediation of the water intrusion product liability. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit as a percentage of net sales. Champion Homes defines Adjusted SG&A as selling, general and administrative expenses plus income or minus expenses for other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN Capital Corp., (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses or investments, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN Capital Corp., (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses or investments, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted SG&A, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; changes in U.S. trade policies, including tariffs or other trade protection measures; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 28, 2026 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Ellen Kaleniecki, Head of Investor Relations

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	June 27, 2026	March 28, 2026
ASSETS
Current assets:
Cash and cash equivalents	$784,712	$638,259
Trade accounts receivable, net	94,899	88,810
Inventories, net	363,635	358,313
Other current assets	46,669	42,836
Total current assets	1,289,915	1,128,218
Long-term assets:
Property, plant, and equipment, net	312,356	314,197
Goodwill	365,151	365,151
Amortizable intangible assets, net	52,824	55,815
Deferred tax assets	22,422	23,456
Other noncurrent assets	104,892	244,709
Total assets	$2,147,560	$2,131,546
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floorplan payable	$99,395	$94,649
Accounts payable	75,550	70,546
Other current liabilities	296,159	290,147
Total current liabilities	471,104	455,342
Long-term liabilities:
Long-term debt	14,440	14,440
Deferred tax liabilities	8,327	8,445
Other liabilities	81,117	80,382
Total long-term liabilities	103,884	103,267

Stockholders' Equity:
Common stock	1,505	1,521
Additional paid-in capital	618,543	611,934
Retained earnings	972,036	975,947
Accumulated other comprehensive loss	(19,512)	(16,465)
Total stockholders’ equity	1,572,572	1,572,937
Total liabilities and stockholders’ equity	$2,147,560	$2,131,546

CHAMPION HOMES, INC.

CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended
	June 27, 2026	June 28, 2025

Net sales	$710,234	$701,318
Cost of sales	530,970	511,488
Gross profit	179,264	189,830
Selling, general, and administrative expenses	118,991	111,309
Operating income	60,273	78,521
Interest (income), net	(4,539)	(4,536)
Other (income)	(3,280)	(1,220)
Income before income taxes	68,092	84,277
Income tax expense	17,009	17,699
Net income before equity in net loss of affiliates	51,083	66,578
Equity in net loss of affiliates	569	585
Net income	50,514	65,993
Net income attributable to non-controlling interest	1,357	1,306
Net income attributable to Champion Homes, Inc	$49,157	$64,687
Net income per share:
Basic	$0.90	$1.13
Diluted	$0.89	$1.13

CHAMPION HOMES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Three months ended
	June 27, 2026	June 28, 2025

Cash flows from operating activities
Net income	$50,514	$65,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,334	11,902
Amortization of deferred financing fees	146	93
Equity-based compensation	6,183	4,978
Deferred taxes	1,021	507
Loss on disposal of property, plant, and equipment	346	29
Foreign currency transaction loss (gain)	595	(796)
Equity in net loss of affiliates	569	585
Dividends from equity method investment	238	236
(Gain) on sale of investment in ECN	(2,514)	—
Change in assets and liabilities:
Accounts receivable	(6,210)	(14,910)
Floor plan receivables	5,716	(144)
Inventories	(5,571)	5,450
Other assets	(4,645)	(4,333)
Accounts payable	5,821	2,697
Accrued expenses and other liabilities	7,937	3,015
Net cash provided by operating activities	72,480	75,302
Cash flows from investing activities
Additions to property, plant, and equipment	(9,834)	(8,901)
Cash paid for equity method investment	—	(447)
Proceeds from sale of investment in ECN	136,998	—
Acquisition, net of cash acquired	(2,000)	(24,555)
Proceeds from disposal of property, plant, and equipment	822	39
Net cash provided by (used in) investing activities	125,986	(33,864)
Cash flows from financing activities
Changes in floor plan financing, net	4,746	(2,407)
Payments on long term debt	—	(684)
Distributions to noncontrolling interest	(1,357)	—
Payments for repurchase of common stock	(50,000)	(50,000)
Stock option exercises	428	3,550
Tax payments for equity-based compensation	(2,644)	(2,323)
Net cash (used in) financing activities	(48,827)	(51,864)
Effect of exchange rate changes on cash and cash equivalents	(3,186)	5,415
Net increase (decrease) in cash and cash equivalents	146,453	(5,011)
Cash and cash equivalents at beginning of period	638,259	610,338
Cash and cash equivalents at end of period	$784,712	$605,327

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended
	June 27, 2026	June 28, 2025

Net income attributable to Champion Homes, Inc.	$49,157	$64,687
Income tax expense	17,009	17,699
Interest (income), net	(4,539)	(4,536)
Depreciation and amortization	12,334	11,902
EBITDA	73,961	89,752
Equity in net loss of ECN	263	459
Net gain on sale of ECN	(2,514)	—
Plant closure costs	—	3,252
Product liability - water intrusion, net	(313)	—
Transaction costs	589	714
Other	1,598	—
Adjusted EBITDA	$73,584	$94,177

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended
	June 27, 2026	June 28, 2025

Net income attributable to Champion Homes, Inc.	$49,157	$64,687
Adjustments:
Equity in net loss of ECN	263	459
Net gain on sale of ECN	(2,514)	—
Plant closure costs	—	2,843
Product liability - water intrusion, net	(232)	—
Transaction costs	436	565
Other	1,184	—
Adjusted net income attributable to Champion Homes, Inc.	$48,294	$68,554

Adjusted basic net income per share	$0.88	$1.20
Adjusted diluted net income per share	$0.88	$1.19
Average basic shares outstanding	54,897	57,105
Average diluted shares outstanding	55,165	57,444

CHAMPION HOMES, INC.

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(Unaudited, dollars in thousand)

	Three Months Ended
	June 27, 2026	June 28, 2025
Reconciliation of Adjusted gross profit:
Gross profit	$179,264	$189,830
Product liability - water intrusion, net	(313)	—
Adjusted gross profit	$178,951	$189,830

CHAMPION HOMES, INC.

RECONCILIATION OF SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES TO ADJUSTED SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES

(Unaudited, dollars in thousand)

	Three Months Ended
	June 27, 2026	June 28, 2025
Reconciliation of Adjusted selling, general, and administrative expenses:
Selling, general, and administrative expenses	$118,991	$111,309
Plant closure costs	—	(3,252)
Transaction costs	(589)	(714)
Other	(1,598)	—
Adjusted selling, general, and administrative expenses	$116,804	$107,343